                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement                [ ]  Confidential, for Use of the Commission
                                                     Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                              THE CATO CORPORATION
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:

[ ]  Fee paid previously with preliminary materials:

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

     (2)  Form, Schedule or Registration Statement No.:

     (3)  Filing Party:

     (4)  Date Filed:

[LOGO] THE CATO CORPORATION




Dear Stockholder:

         You are cordially invited to attend the Annual Meeting of Stockholders to be held at the Home Office of the Company, 8100 Denmark Road, Charlotte, NC 28273 on Thursday, May 22, 1997 at 11:00 A.M., Eastern Time.

         The Notice of the Annual Meeting of Stockholders and Proxy Statement are attached. The matters to be acted upon by our stockholders are set forth in the Notice of Annual Meeting of Stockholders and discussed in the Proxy Statement.

         We would appreciate your signing, dating and returning to the Company the enclosed proxy card in the envelope provided at your earliest convenience.

         We look forward to seeing you at our Annual Meeting.

                                    Sincerely yours,



                                    WAYLAND H. CATO, JR.
                                    Chairman of the Board
                                    Chief Executive Officer






8100 DENMARK ROAD
P. O. BOX 34216
CHARLOTTE, NC 28234
(704) 554-8510

                              THE CATO CORPORATION


                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                             TO BE HELD MAY 22, 1997



TO THE STOCKHOLDERS OF
THE CATO CORPORATION

         Notice is hereby given that the annual meeting of stockholders of The Cato Corporation (the "Company") will be held on Thursday, May 22, 1997 at 11:00 A.M., Eastern Time, at the Home Office of the Company, 8100 Denmark Road, Charlotte, NC 28273, for the following purposes:


         1. To elect five Directors to serve until their successors are elected and qualified;

         2. To consider and vote upon a proposal to ratify the action of the Board of Directors in selecting Deloitte & Touche LLP as the Company's independent auditors for the fiscal year ending January 31, 1998; and

         3. To transact such other business as may properly come before the meeting or any adjournment thereof.


         The Board of Directors has fixed the close of business on March 28, 1997 as the record date for determination of stockholders entitled to notice of and to vote at the meeting or any adjournments thereof.


                                    By Order of the Board of Directors



                                    ALAN E. WILEY
Dated:  April 25, 1997              Secretary


STOCKHOLDERS ARE URGED TO SIGN AND MAIL THE ENCLOSED PROXY IN THE ENCLOSED ENVELOPE TO ENSURE A QUORUM AT THE MEETING. THIS IS IMPORTANT WHETHER YOU OWN FEW OR MANY SHARES. DELAY IN RETURNING YOUR PROXY MAY SUBJECT THE COMPANY TO ADDITIONAL EXPENSE.

                              THE CATO CORPORATION
                                8100 Denmark Road
                      Charlotte, North Carolina 28273-5975


                                 PROXY STATEMENT


         This proxy statement is furnished in connection with the solicitation of proxies by the Board of Directors of The Cato Corporation (the "Company") for use at the annual meeting of stockholders of the Company to be held on May 22, 1997, and at any adjournment or adjournments thereof. This proxy statement and the accompanying proxy card are first being mailed to stockholders on or about April 25, 1997.

         Only stockholders of record at the close of business on March 28, 1997 are entitled to notice of and to vote at the meeting. As of March 28, 1997, the Company had outstanding and entitled to vote 23,195,153 shares of Class A Common Stock ("Class A Stock") held by approximately 1,313 holders of record and 5,264,317 shares of Class B Common Stock ("Class B Stock") held by 15 holders of record. The Transfer Agent estimates that there are approximately 4,700 shareholders in total. Holders of Class A Stock are entitled to one vote per share and holders of Class B Stock are entitled to ten votes per share. Holders of Class A Stock vote with holders of Class B Stock as a single class.

         All proxies which are properly executed and received prior to the meeting will be voted at the meeting. If a stockholder specifies how the proxy is to be voted on any of the business to come before the meeting, the proxy will be voted in accordance with such specification. If no specification is made, the proxy will be voted FOR the election of Directors and FOR the ratification of the selection of auditors. A proxy may be revoked, to the extent it has not been exercised, at any time prior to its exercise by written notice to the Secretary of the Company, by executing and delivering a proxy with a later date or by voting in person at the meeting.

         If you plan to attend and vote at the meeting and your shares are held in the name of a broker or other nominee, please bring with you a proxy or letter from the broker or nominee to confirm your ownership of shares.

         In accordance with applicable Delaware law and the Company's Bylaws, the holders of a majority of the combined voting power of Class A Stock and Class B Stock present in person or represented by proxy at the meeting will constitute a quorum. Abstentions are counted for purposes of determining the presence or absence of a quorum. With regard to the election of directors, votes may either be cast in favor of or withheld, and (assuming the presence of a quorum) directors will be elected by a plurality of the votes cast. Votes that are withheld will be excluded entirely from the vote and will have no effect on the outcome of the election. Approval of the ratification of the selection of independent auditors requires the affirmative vote of a majority of the combined voting power of the Class A Stock and Class B Stock present in person or represented at the meeting and entitled to vote. On any proposal other than the election of directors, an abstention will have the same effect as a negative vote but, because shares held by brokers will not be considered entitled to vote on matters which the brokers withhold authority, a broker non-vote will have no effect on the vote on any such proposal.

         The Company will bear the expense of preparing, printing and mailing the proxy statement to stockholders. The Company will reimburse brokers, dealers, banks and other custodians, nominees and fiduciaries for their reasonable expenses in forwarding proxy solicitation materials to beneficial owners of the Company's Class A Stock and Class B Stock and securing their voting instructions. Corporate Investor Communications, Inc. has assisted the Company in conducting the search for beneficial owners at a cost of approximately $800.

                    SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
                              OWNERS AND MANAGEMENT

         The following table sets forth, as of March 28, 1997, certain information regarding the ownership of the outstanding shares of Class A Stock and Class B Stock by (i) each director and nominee, (ii) each person who is known by the Company to own more than 5% of such stock, (iii) executive officers listed in the Summary Compensation Table, and (iv) all directors and executive officers as a group. Unless otherwise indicated in the footnotes below, each stockholder named has sole voting and investment power with respect to such stockholder's shares.

                                           SHARES BENEFICIALLY OWNED(1)(2)
                                       -------------------------------------  PERCENT
                                          CLASS A STOCK       CLASS B STOCK   OF TOTAL
                                       ------------------  -----------------   VOTING
                                         NUMBER   PERCENT    NUMBER  PERCENT   POWER
                                       ---------  -------  --------- -------  --------
Wayland H. Cato, Jr.(3)(4)             3,474,685   14.8%   2,913,503   55.3%   42.9%
Edgar T. Cato(5)                       1,734,936    7.4%   1,702,200   32.3%   24.7%
John P. Derham Cato(6)                   263,380    1.1%      82,215    1.6%    1.4%
Linda McFarland Jenkins(7)               236,301    1.0%          --     --       *
Clarice Cato Goodyear(8)                 297,906    1.3%     190,515    3.6%    2.9%
Thomas E. Cato(9)                        164,477      *       95,925    1.8%    1.5%
Alan E. Wiley(10)                         35,841      *           --     --       *
Howard A. Severson(11)                    32,828      *           --     --       *
George S. Currin                          11,287      *           --     --       *
James H. Shaw                             10,500      *           --     --       *
Robert W. Bradshaw, Jr                       500      *           --     --       *
Grant L. Hamrick                           3,000      *           --     --       *
Paul Fulton                                4,000      *           --     --       *
A.F. (Pete) Sloan                          1,200      *           --     --       *
All directors and executive officers
as a group (18 persons)(12)            6,352,521   26.3%   4,984,358   94.7%   73.1%

The Crabbe Huson Group, Inc.(13)       2,467,900   10.6%          --     --     3.3%
FMR Corp.(14)                          1,274,200    5.5%          --     --     1.7%
First Chicago
   NBD Corporation(15)                 1,738,100    7.5%          --     --     2.3%

 ----------------
*Less than 1%


1) Includes the vested interest of executive officers in the Company's Employee Stock Ownership Plan. The aggregate vested amount credited to their accounts as of March 28, 1997 was 50,264 shares of Class A Stock.

2) Share amounts shown as subject to stock options in the footnotes below cover shares under options that are presently exercisable or will become exercisable within 60 days after March 28, 1997.

3) The business address of this stockholder is 8100 Denmark Road, Charlotte, North Carolina 28273-5975.

4) The amounts shown for Class A Stock and Class B Stock include 672,400 shares and 346,500 shares, respectively, held in an irrevocable trust for Mr. Cato's children. The amounts shown for Class A Stock also include 41,250 shares held in separate trusts for Mr. Cato's children and grandchildren. An officer of the Company serves as trustee for these trusts and has sole voting and investment power with respect to these shares. Mr. Cato disclaims beneficial ownership of the shares held in these trusts. The amount shown for Class A Stock also includes 216,666 shares subject to stock options and 20,600 shares held by a limited liability company of which Mr. Cato is a member.

5) The amount shown for Class A Stock includes 141,666 shares subject to stock options. The address of this stockholder is 3985 Douglas Road, Coconut Grove, Florida 33133.

6) Includes 3,000 shares of Class A Stock owned by Mr. John Cato's wife. Also includes 8,700 shares of Class A Stock subject to stock options held by Mr. John Cato's wife. Mr. John Cato disclaims beneficial ownership of shares held directly or indirectly by his wife. The amount shown for Class A Stock includes 116,500 shares subject to stock options.

7)       Includes 230,000 Shares of Class A Stock subject to stock options.

8) The amounts shown for Class A Stock and Class B Stock include 32,520 shares of Class A Stock and 22,500 shares of Class B Stock held by Ms. Goodyear's husband. Ms. Goodyear disclaims beneficial ownership of these shares. The amount shown for Class A Stock includes 97,500 shares subject to stock options.

9) The amounts shown for Class A Stock include 4,770 shares of stock held by Mr. Thomas Cato's children for which he acts as custodian. The amounts shown for Class A Stock include 66,000 shares subject to stock options.

10)      Includes 35,500 shares of Class A Stock subject to stock options.

11)      Includes 30,750 shares of Class A Stock subject to stock options.

12) The amounts shown for Class A Stock and Class B Stock include 1,008,582 and 3,750 shares, respectively, subject to stock options.

13) Based on Schedule 13G received by the Company from this stockholder on or about February 11, 1997. The address of this stockholder is The Crabbe Huson Group, Inc., 121 S. W. Morrison, Suite 1400, Portland, Oregon 97204.

14) Based on Schedule 13G received by the Company from this stockholder on or about February 14, 1997. The address of this stockholder is FMR Corp., 82 Devonshire Street, Boston, Massachusetts 02109.

15) Based on Schedule 13G received by the Company from this stockholder on or about February 25, 1997. The address of this stockholder is First Chicago NBD Corporation, One First National Plaza, Chicago, Illinois 60670.

                              ELECTION OF DIRECTORS

         The Board of Directors, consisting of 14 members, is divided into three classes with terms expiring alternately over a three year period. As a result of the expiration of the terms of five incumbent directors, a total of five nominees are standing for election at the annual meeting. The five directors whose terms expire at this year's annual meeting, Ms. Clarice Cato Goodyear and Messrs. John P. Derham Cato, Alan E. Wiley, Paul Fulton and James H. Shaw, have been nominated by the Board of Directors to succeed themselves and to serve until the 2000 annual meeting and until their successors are elected and qualified.

         It is the intention of the persons named in the proxy to vote for such persons for election to the Board of Directors for the ensuing periods as described except to the extent authority to so vote is withheld with respect to one or more nominees. Should any nominee be unable to serve (which is not anticipated), the proxy will be voted for the election of a substitute nominee selected by the Board of Directors. The five nominees shall be elected by a plurality of the votes of Class A Stock and Class B Stock voting as a single class. The other nine members of the Board of Directors will continue to serve in such capacity until their terms expire and their successors are elected and qualified.

NOMINEES

         Information with respect to each nominee, including biographical data for the last five years, is set forth below.

         John P. Derham Cato, 46, has been employed as an officer of the Company since 1981 and has been a director of the Company since 1986. He currently serves as Vice Chairman, Chief Operating Officer. Mr. John Cato is a son of Mr. Wayland H. Cato, Jr.

         Alan E. Wiley, 50, has been employed as an officer of the Company since 1992 and a director of the Company since 1994. He currently serves as Senior Executive Vice President, Secretary, Chief Financial and Administrative Officer. From 1981 through 1990 he held senior administrative and financial positions with British American Tobacco, U.S. in various companies of their specialty retail division. From 1990 until joining the Company, he was President and majority stockholder of Gibbs-Louis, Inc., an Orlando, Florida based women's specialty store chain. In May 1992, Gibbs-Louis, Inc. filed a petition pursuant to the U.S. Bankruptcy Code and was liquidated in June 1992.

         Clarice Cato Goodyear, 50, has been employed by the Company since 1975 and has served as a director and officer of the Company since 1979. She currently serves as Executive Vice President and Assistant Secretary. Ms. Goodyear is a daughter of Mr. Wayland H. Cato, Jr.

         Paul Fulton, 62, has been a director of the Company since 1994. From July 1988 to December 1993, Mr. Fulton served as President of Sara Lee Corporation. Since January 1994, Mr. Fulton has served as Dean of the Kenan-Flagler Business School of the University of North Carolina at Chapel Hill. Mr. Fulton is currently a director of Sonoco Products, NationsBank Corporation, Lowe's Companies, Inc., Bassett Furniture Industries, Inc., and Winston Hotels, Inc.

         James H. Shaw, 68, has been a director of the Company since 1989. Mr. Shaw was Chairman of Consolidated Ivey's, a regional department store chain, from 1988 until his retirement in 1989, Chairman and Chief Executive Officer of
J. B. Ivey & Company from 1986 to 1988 and Chairman and Chief Executive Officer of Ivey's Carolinas from 1983 to 1986.


CONTINUING DIRECTORS

         Information with respect to the nine continuing members of the Board of Directors, including biographical data for the last five years, is set forth below.

         Wayland H. Cato, Jr., 74, is Chairman of the Board and has been a director of the Company since 1946. Since 1960, he has served as the Company's Chief Executive Officer.

         Edgar T. Cato, 72, is the Vice Chairman of the Board of Directors and has been a director of the Company since 1946. Mr. Edgar T. Cato is the brother of Mr. Wayland H. Cato, Jr.

         Linda McFarland Jenkins, 49, has been employed as an officer of the Company since 1990 and a director of the Company since 1991. She currently serves as President and Chief Merchandising Officer of The Cato Division. Prior to joining the Company, she was Senior Vice President - General Merchandise Manager of J. B. Ivey & Company, a Charlotte, North Carolina based regional department store chain, where she was employed for 11 years.

         Howard A. Severson, 49, has been employed by the Company since 1985 and has served as a director of the Company since 1995. He currently serves as Executive Vice President, Assistant Secretary and Chief Real Estate and Store Development Officer. From August 1989 through January 1993, Mr. Severson served as Senior Vice President - Chief Real Estate Officer.

         Thomas E. Cato, 42, has been employed by the Company since 1977, has served as an officer since 1986 and has been a director of the Company since 1993. He currently serves as Vice President, Divisional Merchandise Manager, Accessories and Shoes. Mr. Thomas Cato is a son of Mr. Wayland H. Cato, Jr.

         Robert W. Bradshaw, Jr., 63, has been a director of the Company since 1994. Since 1961, he has been engaged in the private practice of law with Robinson, Bradshaw & Hinson, P.A. and is a shareholder, officer and director of the firm.

         Grant L. Hamrick, 58, has been a director of the Company since 1994. Mr. Hamrick was Senior Vice President and Chief Financial Officer for American City Business Journals, Inc., from 1989 until his retirement in 1996. From 1961 to 1985, Mr. Hamrick was employed by the public accounting firm Price Waterhouse and served as Managing Partner of the Charlotte, North Carolina Office.

         George S. Currin, 60, has been a director of the Company since 1973. He currently serves as Chairman and Managing Director of Fourth Stockton Company and Chairman of Currin-Patterson Properties LLC, both privately held real estate investment companies.

         A. F. (Pete) Sloan, 67, has been a director of the Company since 1994. Mr. Sloan was Chairman of the Board of Lance, Inc. where he was employed from 1955 until his retirement in 1990. Mr. Sloan is currently a director of Bassett Furniture Industries, Inc., PCA International, Inc., Richfood, Inc., and Lance, Inc.

         The nine continuing members of the Board of Directors are divided into two classes with current terms expiring in 1998 and 1999, respectively. On the expiration of each director's term, his successor in office will be elected for a three year term. The terms of Ms. Linda McFarland Jenkins and Messrs. Thomas
E. Cato, George S. Currin, and A. F. (Pete) Sloan expire in 1998. The terms of Messrs. Wayland H. Cato, Jr., Edgar T. Cato, Howard A. Severson, Robert W. Bradshaw, Jr. and Grant L. Hamrick expire in 1999.

DIRECTORS' COMPENSATION

         Directors, who are not employees of the Company, receive a fee for their services of $18,000 per year payable at the rate of $1,500 per month and are reimbursed for reasonable expenses incurred in attending director meetings. Non-employee directors also receive $125 per hour or a maximum of $1,000 per day for attending special meetings or for additional services.


                             MEETINGS AND COMMITTEES

         During the fiscal year ended February 1, 1997, the Company's Board of Directors held 5 meetings.

         The Company's Audit Committee reviews the Company's internal controls and confers with the Company's independent auditors concerning the scope and results of their audits and any recommendations they may have and considers such other matters relating to auditing and accounting as the Committee may deem appropriate. During the fiscal year ended February 1, 1997, the Audit Committee held one meeting. Ms. Clarice Cato Goodyear and Messrs. Wayland H. Cato, Jr., Hamrick, Bradshaw, Currin, Fulton, Shaw and Sloan are members of the Audit Committee.

         The Company's Compensation Committee reviews and approves the compensation of the executive officers of the Company. The Compensation Committee held one meeting during the fiscal year ended February 1, 1997. Ms. Clarice Cato Goodyear and Messrs. Wayland H. Cato, Jr., Bradshaw, Currin, Fulton, Hamrick, Shaw and Sloan are members of the Compensation Committee.


                           SUMMARY COMPENSATION TABLE

         The table below sets forth the compensation for the persons who were at February 1, 1997 the Company's Chief Executive Officer and four other most highly compensated executive officers.

                                                                                                   LONG TERM
                                                    ANNUAL COMPENSATION                          COMPENSATION
                                     ------------------------------------------------               AWARDS
                                                                         OTHER ANNUAL       SECURITIES UNDERLYING
                                      FISCAL     SALARY       BONUS      COMPENSATION         NUMBER OF OPTIONS
NAME AND PRINCIPAL POSITION            YEAR      ($)(1)        ($)          ($) (2)                 # (3)
-----------------------------------  --------   --------     -------     ----------------------------------------
Wayland H. Cato, Jr.                   1996     $449,504     $    --          --                        --
Chairman of the Board and              1995      449,530          --          --                        --
Chief Executive Officer                1994      437,032          --          --                        --

John P. Derham Cato                    1996     $304,920     $40,000          --                        --
Vice Chairman and                      1995      219,530          --          --                    47,500
Chief Operating Officer                1994      214,532          --          --                    25,000

Linda McFarland Jenkins                1996     $398,753     $    --          --                        --
President and                          1995      398,780          --          --                   125,000
Chief Merchandising Officer            1994      385,298          --          --                    50,000
The Cato Division

Alan E. Wiley                          1996     $205,993     $30,000          --                        --
Senior Executive Vice President        1995      197,660          --          --                    88,750
Secretary                              1994      193,260          --          --                    20,000
Chief Financial and
Administrative Officer

Howard A. Severson                     1996     $167,065     $10,000          --                        --
Executive Vice President               1995      165,212          --          --                    42,500
Chief Real Estate and                  1994      156,993          --          --                        --
Store Development Officer

--------------

(1)      Does not include amounts deducted pursuant to Internal Revenue Code
         Section 125.

(2) Excludes perquisites and other personal benefits, securities or property which, in the aggregate, did not exceed the lesser of $50,000 or 10% of the annual salary and bonus for each named executive officer.

(3) Options to purchase Class A Stock were granted to the named executive officers at the fair market value of the Class A Stock on the date of grant. The options vest in equal amounts over five years from the date of grant and expire ten years from the date of grant

SEVERANCE AGREEMENTS

         The Company has a severance agreement with Ms. McFarland Jenkins which currently provides for the continuation of her annual salary for 18 months upon the termination of her employment without cause. The Company has a severance agreement with Mr. Wiley which currently provides for the continuation of his salary for 12 months upon the termination of his employment without cause.


               AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                      AND FISCAL YEAR-END OPTION VALUES

         The following table summarizes options exercised by the named executive officers during the fiscal year ended February 1, 1997 and presents the value of unexercised options held by the named executives at the end of the fiscal year.

                                                                                                        VALUE OF
                                                                      NUMBER OF                       UNEXERCISED
                                                                SECURITIES UNDERLYING                 IN-THE-MONEY
                                                            UNEXERCISED OPTIONS AT FISCAL              OPTIONS AT
                                SHARES                              YEAR-END (#)                FISCAL YEAR-END ($)(2)
                               ACQUIRED       VALUE         -----------------------------       ----------------------
                             ON EXERCISE     REALIZED             EXERCISABLE (E)/                 EXERCISABLE (E)/
NAME                             (#)          ($)(1)              UNEXERCISABLE (U)               UNEXERCISABLE (U)
--------------------------   -----------     --------       -----------------------------       ----------------------
Wayland H. Cato, Jr.               --        $     --              1,050,000 (E)(3)                  $    -- (E)
                                                                          --    (U)                       -- (U)

John P. Derham Cato                --              --                 92,000 (E)                          -- (E)
                                                                      53,000 (U)                          -- (U)

Linda McFarland Jenkins        30,000         246,150                190,000 (E)                      77,400 (E)
                                                                     115,000 (U)                          -- (U)

Alan E. Wiley                      --              --                 17,750 (E)                          -- (E)
                                                                      71,000 (U)                          -- (U)

Howard A. Severson              4,000           7,980                 18,500 (E)                          -- (E)
                                                                      37,750 (U)                          -- (U)

--------------

(1) Market value of underlying securities at the exercise date minus the exercise price.

(2) Value is based on difference between exercise price and market price of the underlying securities as of January 31, 1997.

(3)      Includes an option for 833,334 shares which expired March 9, 1997.

           COMPENSATION COMMITTEE AND STOCK OPTION COMMITTEE REPORT ON
                             EXECUTIVE COMPENSATION

         The following report submitted by the Compensation Committee and Stock Option Committee of the Board of Directors addresses the Company's executive compensation policies for fiscal 1996.

         The Compensation Committee is composed of eight members--six outside directors, the Chief Executive Officer and an Executive Vice President. The Compensation Committee provides guidance for the Company's executive compensation programs to insure a direct relationship between executive compensation and corporate performance.

         The Stock Option Committee is composed of the six outside members of the Board of Directors. The Stock Option Committee makes final decisions regarding stock option awards made under the Company's plans.

         The Company's executive compensation program has been designed (i) to provide compensation equivalent to compensation offered by peer group companies thereby allowing the Company to attract and retain the most qualified executives, (ii) to motivate executive officers by rewarding them for attaining pre-established Company financial goals and individual performance goals and
(iii) to align the interest of executive officers with the long-term interest of stockholders.

         In designing the compensation packages for executive officers, the Compensation Committee and Stock Option Committee compare the Company's executive officer compensation packages with peer group executive officer compensation packages, some of which are included in the Dow Jones Specialty Apparel Market Index plotted in the performance graph. Peer group companies which are similar in size and operate in the specialty apparel retail market are given particular consideration. The Compensation Committee and Stock Option Committee also consider the views of the Company's outside retail consultants concerning appropriate compensation levels for executive officers.

         The executive compensation program is focused on attainment of profitability and enhancement of stockholder equity. Currently, the Company's executive compensation program consists of three principal types of compensation: annual base salary, incentive bonuses and long-term stock option awards. Executive officers are rewarded when the Company achieves financial goals related to total revenues, net income, return on equity and expense management and when the executive officer achieves individual performance goals related to the executive officer's specific area of responsibility.

         Annual Base Salary - Each year the Compensation Committee determines the base salary for each executive officer based on whether the executive officer achieves his or her individual performance goals.

         Incentive Bonus - Incentive bonuses, paid to executive officers in April following the fiscal year end, are based on the achievement of the Company's financial goals and the achievement of the executive officer's individual performance goals. A bonus accrual is made based on the achievement of corporate financial goals. If corporate financial goals are not achieved, the accrual may be reduced or eliminated. However, the Compensation Committee may choose to give a performance bonus to an executive officer based on individual performance goals.

         Long-Term Stock Option Awards - Stock options are awarded by the Stock Option Committee under the Company's Incentive Stock Option Plan and Non-Qualified Stock Option Plan to executive officers to provide incentive for the executive officer to focus on the Company's future financial performance and as a means to encourage an executive officer to remain with the Company. The Stock Option exercise price is 100% of the fair market value of the Class A shares on the date of grant and vests in 20% increments over five years. Stock option grants are made when executive officers join the Company and thereafter at the discretion of the Stock Option Committee.

         The Compensation Committee and Stock Option Committee recognize that, to some degree, the determination of an executive officer's compensation package involves subjective considerations.


CHIEF EXECUTIVE OFFICER

         The Compensation Committee (other than Mr. Wayland H. Cato, Jr.) and the Stock Option Committee determine the compensation package for the Chief Executive Officer by comparing his compensation package to the Chief Executive Officer compensation packages of the peer group. The Compensation Committee and Stock Option Committee also take into consideration years of service, specialty retail apparel experience, leadership, dedication and vision.

This report has been provided by the Compensation Committee and Stock Option
Committee:

         Wayland H. Cato, Jr.*
         Clarice Cato Goodyear*
         Robert W. Bradshaw, Jr.
         George S. Currin
         Paul Fulton
         Grant L. Hamrick
         James H. Shaw
         A. F. (Pete) Sloan

         * Compensation Committee only

           COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

         Ms. Goodyear and Messrs. Wayland H. Cato, Jr., Currin, Fulton, Shaw, Bradshaw, Hamrick and Sloan served as members of the Compensation Committee during fiscal 1996. Mr. Cato served as Chief Executive Officer and Chairman of the Company during fiscal 1996. Ms. Goodyear served as Executive Vice President of the Company during fiscal 1996. Ms. Goodyear and Mr. Wayland H. Cato, Jr. are the only officers of the Company who serve on the Compensation Committee.

         The Company has eight lease agreements with entities in which Mr. Currin has an interest. Four lease agreements were signed in 1995 and four were signed in 1994. The lease term of each agreement is for approximately 10 years with renewal terms at the option of the Company.

         During 1996, the Company paid to the entities in which Mr. Currin has an interest, the amount of $454,028 for rent and related charges.

         The Company believes that the terms and conditions of the Lease Agreements are comparable to those which could have been obtained from unaffiliated leasing companies.

         The firm of Robinson, Bradshaw & Hinson, P.A., of which Robert W. Bradshaw, Jr., a director of the Company, is an officer, a director and a shareholder, was retained to perform legal services for the Company during the last fiscal year. It is anticipated that the firm will continue to provide legal services to the Company during the current fiscal year.

STOCK PERFORMANCE GRAPH

         The following graph compares the yearly change in the Company's cumulative total shareholder return on the Company's Common Stock (which includes Class A Stock and Class B Stock) for each of the Company's last five fiscal years with (i) the Dow Jones Equity Market Index and (ii) the Dow Jones Specialty Apparel Market Index.



THE CATO CORPORATION
STOCK PERFORMANCE TABLE
(BASE 100- IN DOLLARS)

 LAST TRADING DAY          THE CATO            D.J. EQTY         D.J. SPC
OF THE FISCAL YEAR       CORPORATION           MKT INDEX         APPL MKT
------------------       -----------           ---------         --------
     01/31/92               100.00              100.00            100.00
     01/29/93               154.58              111.04             94.78
     01/28/94               157.16              124.25             88.57
     01/27/95                77.99              125.05             80.03
     02/02/96                72.23              174.12             93.23
     01/31/97                40.88              221.28            109.49

         The graph assumes an initial investment of $100 on January 31, 1992, the last trading day prior to the commencement of the Company's 1992 fiscal year and reinvestment of all dividends.

                         INDEPENDENT PUBLIC ACCOUNTANTS

         The Board of Directors has selected Deloitte & Touche LLP as independent auditors to examine the Company's financial statements for the fiscal year ending January 31, 1998. This selection is being presented to the stockholders for their ratification at the annual meeting. Deloitte & Touche examined the Company's financial statements for the fiscal year ending February 1, 1997 and February 3, 1996. A representative of Deloitte & Touche LLP is expected to attend the meeting, respond to appropriate questions from stockholders present at the meeting and, if such representative desires, to make a statement. The affirmative vote of a majority of the votes present or represented at the annual meeting and entitled to vote by the holders of Class A Stock and Class B Stock, voting as a single class, is required to approve the proposal. The directors recommend that stockholders vote FOR the proposal to ratify the selection of Deloitte & Touche LLP as the Company's independent auditors.

         Ernst & Young LLP examined the Company's financial statements for the fiscal years ended January 29, 1994 and January 28, 1995 and was notified on August 24, 1995 of the Company's decision to end their engagement. The reports of Ernst & Young LLP on the Company's financial statements for the fiscal years ended January 29, 1994 and January 28, 1995 contained no adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles. There were no disagreements with Ernst & Young LLP on matters of accounting principles or practices, financial statement disclosure or auditing scope or procedure which, if not resolved to the satisfaction of Ernst &Young LLP, would have caused Ernst & Young LLP to make reference to such matters in its reports.

         The decision to change independent auditors was recommended by the Audit Committee and ratified by the Board of Directors.


                              STOCKHOLDER PROPOSALS

         Stockholder proposals relating to the Company's annual meeting of stockholders to be held in 1998 must be received by the Company no later than January 27, 1998. Stockholders should send their proposals to the attention of the Company's Secretary at the Company's principal executive offices, 8100 Denmark Road, Charlotte, North Carolina 28273-5975.

                                  OTHER MATTERS

         The Board of Directors of the Company knows of no matters which will be presented for consideration at the meeting other than those set forth in this proxy statement. However, if any other matters are properly presented for action, it is the intention of the persons named in the proxy to vote on them in accordance with their best judgment.


                                             For the Board of Directors

                                             THE CATO CORPORATION



                                             ALAN E. WILEY
April 25, 1997                               Secretary

                                                                      APPENDIX A

                                                              (PROXY CARD FRONT)



CLASS A COMMON STOCK
           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

PROXY                         THE CATO CORPORATION


The undersigned hereby appoints Wayland H. Cato, Jr., Alan E. Wiley and Clarice Cato Goodyear, and each of them, with full power of substitution, attorneys and proxies to appear and vote, as indicated below, all of the shares of Class A Common Stock of The Cato Corporation that the undersigned would be entitled to vote at the annual meeting of stockholders of The Cato Corporation to be held on May 22, 1997, and at any and all adjournments thereof. The Board of Directors recommends a vote FOR the following items:

1.       ELECTION OF DIRECTORS  [ ] FOR all nominees except as indicated to the contrary
                                [ ] WITHHOLD AUTHORITY to vote for all nominees

         Nominees:         Ms. Clarice Cato Goodyear and Messrs. John P. Derham
                           Cato, Alan E. Wiley, Paul Fulton and James H. Shaw

(INSTRUCTION:  To withhold authority to vote for any individual nominee strike a line through that nominee's name in the list provided above.)

2. RATIFICATION OF THE ACTION OF THE BOARD OF DIRECTORS IN SELECTING DELOITTE & TOUCHE LLP AS THE COMPANY'S INDEPENDENT AUDITORS FOR THE FISCAL YEAR ENDING JANUARY 31, 1998; AND

             [ ] FOR             [ ] AGAINST           [ ] ABSTAIN


3. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournments thereof.

                                                               (PROXY CARD BACK)




THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED, "FOR" ALL PROPOSALS AND "FOR" ELECTION OF ALL NOMINEES FOR DIRECTOR.


                                    DATED:_________________________________

                                    _______________________________________

                                    _______________________________________
                                                    Signature

                                    Please sign exactly as your name appears hereon. If the holder named hereon is a corporation, partnership or other association, please sign its name and add your own name and title. When signing as attorney, executor, administrator, trustee or guardian, please also give your full title. If shares are held jointly, EACH holder should sign.


PLEASE MARK, DATE AND SIGN THIS PROXY AND RETURN IT PROMPTLY SO AS TO INSURE A QUORUM AT THE MEETING. THIS IS IMPORTANT WHETHER YOU OWN FEW OR MANY SHARES. DELAY IN RETURNING YOUR PROXY MAY SUBJECT THE COMPANY TO ADDITIONAL EXPENSE.

                                                                      APPENDIX B

                                                              (PROXY CARD FRONT)



CLASS B COMMON STOCK
           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

PROXY                         THE CATO CORPORATION


The undersigned hereby appoints Wayland H. Cato, Jr., Alan E. Wiley and Clarice Cato Goodyear, and each of them, with full power of substitution, attorneys and proxies to appear and vote, as indicated below, all of the shares of Class B Common Stock of The Cato Corporation that the undersigned would be entitled to vote at the annual meeting of stockholders of The Cato Corporation to be held on May 22, 1997, and at any and all adjournments thereof. The Board of Directors recommends a vote FOR the following items:

1.       ELECTION OF DIRECTORS  [ ] FOR all nominees except as indicated to the contrary
                                [ ] WITHHOLD AUTHORITY to vote for all nominees

         Nominees:         Ms. Clarice Cato Goodyear and Messrs. John P. Derham
                           Cato, Alan E. Wiley, Paul Fulton and James H. Shaw

(INSTRUCTION:  To withhold authority to vote for any individual nominee strike a line through that nominee's name in the list provided above.)

2. RATIFICATION OF THE ACTION OF THE BOARD OF DIRECTORS IN SELECTING DELOITTE & TOUCHE LLP AS THE COMPANY'S INDEPENDENT AUDITORS FOR THE FISCAL YEAR ENDING JANUARY 31, 1998; AND

             [ ] FOR             [ ] AGAINST           [ ] ABSTAIN


3. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournments thereof.

                                                               (PROXY CARD BACK)




THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED, "FOR" ALL PROPOSALS AND "FOR" ELECTION OF ALL NOMINEES FOR DIRECTOR.


                                    DATED:_________________________________

                                    _______________________________________

                                    _______________________________________
                                                    Signature


                                    Please sign exactly as your name appears hereon. If the holder named hereon is a corporation, partnership or other association, please sign its name and add your own name and title. When signing as attorney, executor, administrator, trustee or guardian, please also give your full title. If shares are held jointly, EACH holder should sign.


PLEASE MARK, DATE AND SIGN THIS PROXY AND RETURN IT PROMPTLY SO AS TO INSURE A QUORUM AT THE MEETING. THIS IS IMPORTANT WHETHER YOU OWN FEW OR MANY SHARES. DELAY IN RETURNING YOUR PROXY MAY SUBJECT THE COMPANY TO ADDITIONAL EXPENSE.